TALISMAN ENERGY INC.

Suite 3400, 888 - 3rd Street S.W.

Calgary, Alberta  T2P 5C5

Christine D. Lee, Assistant Secretary

Tel:  (403)237-1184

Fax:  (403)231-3633

File No.:  7-3-2-2-8-11

October 24, 2005

Alberta Securities Commission

4th Floor, 300 Fifth Avenue S.W.
Calgary, Alberta   T2P 3C4

Dear Sirs/Madams:

Re:

TALISMAN ENERGY INC. (the “Corporation”)
Part 12 of NI 51-102 – Material Contracts

In accordance with section 12.1 of NI 51-102 we enclose the Trust Indenture between the Corporation and The Bank of Nova Scotia Trust Company of New York dated as of May 12, 2005 ("Indenture").

Yours truly,

TALISMAN ENERGY INC.

“Christine D. Lee”

CHRISTINE D. LEE

Enclosures

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